UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2020

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depository Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.625% Senior Notes due 2021	CCL21	New York Stock Exchange LLC
1.875% Senior Notes due 2022	CUK22	New York Stock Exchange LLC
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On June 18, 2020, Carnival Corporation & plc (the "company") disclosed summary preliminary financial information for the quarter ended May 31, 2020. The information set forth in Item 7.01 below concerning the quarter ended May 31, 2020 is incorporated herein.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The company is furnishing this Form 8-K to provide a business update.

SECOND QUARTER 2020 SUMMARY PRELIMINARY INFORMATION

•U.S. GAAP net loss of $(4.4) billion, or $(6.07) diluted EPS, for the second quarter of 2020, which includes $2.0 billion of non-cash impairment charges.
•Second quarter 2020 adjusted net loss of $(2.4) billion, or $(3.30) adjusted EPS.
•Total revenues for the second quarter of 2020 were $0.7 billion, lower than $4.8 billion in the prior year.
•The company's guest cruise operations have been in a pause for a majority of the second quarter. In addition, the company is unable to definitively predict when it will return to normal operations. As a result, the company is currently unable to provide an earnings forecast. The pause in guest operations is continuing to have material negative impacts on all aspects of the company's business. The longer the pause in guest operations continues the greater the impact on the company’s liquidity and financial position. The company expects a net loss on both a U.S. GAAP and adjusted basis for the second half of 2020.
•Cash burn rate in the second quarter 2020 was generally in line with the previously disclosed expectation.
•Second quarter 2020 ended with $7.6 billion of available liquidity, and the company expects to further enhance future liquidity, including through refinancing scheduled debt maturities. In addition, the company has $8.8 billion of committed export credit facilities that are available to fund ship deliveries originally planned through 2023.
•Total customer deposits balance at May 31, 2020 was $2.9 billion, including $475 million related to cruises during the second half of 2020.

PREPARATION FOR THE RESUMPTION OF GUEST OPERATIONS

The company expects to resume guest operations, after collaboration with both government and health authorities, in a phased manner, with specific ships and brands returning to service over time to provide its guests with enjoyable vacation experiences. The company anticipates that initial sailings will be from a select number of easily accessible homeports. The company expects future capacity to be moderated by the phased re-entry of its ships, the removal of capacity from its fleet and delays in new ship deliveries.
In connection with its capacity optimization strategy, the company intends to accelerate the removal of ships in fiscal 2020 which were previously expected to be sold over the ensuing years. The company already has preliminary agreements for the disposal of 6 ships which are expected to leave the fleet in the next 90 days and is currently working toward additional agreements.

Health and Safety Protocols

In preparation for the resumption of its cruises, and consistent with its commitment to provide its guests with a safe and healthy environment, the company is proactively consulting and working in close cooperation with various medical policy experts and public health authorities to develop enhanced procedures and protocols for health and safety onboard its ships. The company appreciates the excellent working relationship with the health authorities of federal states and local port authorities in Germany, as well as the Italian Coast Guard, Italian Ministry of Transportation, Italian Ministry of Health and others around the world. A comprehensive restart protocol may include areas such as medical care, screening, testing, mitigation and sanitization addressing arrival and departure at cruise terminals, the boarding and disembarkation process, onboard experiences and shore excursions.

Update on Bookings

The company's brands have announced various incentives and flexibility for certain booking payments on select sailings to support guest confidence in making new bookings. These incentives vary by brand and sailing and include onboard credits and reduced or refundable deposits. In addition, the company is providing flexibility to guests with bookings on sailings cancelled due to the pause by allowing guests to receive enhanced future cruise credits ("FCC") or elect to receive refunds in cash. Enhanced FCCs increase the value of the guest's original booking or provide incremental onboard credits. As of May 31, 2020, approximately half of guests affected have requested cash refunds. Despite substantially reduced marketing and selling spend, the company is seeing growing demand from new bookings for 2021. For the six weeks ending May 31, 2020, approximately two-thirds of 2021 bookings were new bookings. The remaining 2021 booking volumes resulted from guests applying their FCCs to specific future cruises.
As of May 31, 2020, the current portion of customer deposits was $2.6 billion with $121 million relating to third quarter sailings and $353 million relating to fourth quarter sailings. The company expects any decline in the customer deposits balance in the second half of 2020, all of which is expected to occur in the third quarter, to be significantly less than the decline in the second quarter of 2020.
As of May 31, 2020, cumulative advanced bookings for the full year of 2021 capacity currently available for sale are within historical ranges at prices that are down in the low to mid-single digits range including the negative yield impact of FCCs and onboard credits applied, on a comparable basis. For the full year of 2021, booking volumes for the six weeks ending May 31, 2020, were running meaningfully behind the prior year. However, the company saw an improvement in booking volumes for the six weeks ending May 31, 2020 compared to the prior six weeks.

COVID-19 RESPONSE

In the face of the impact of the COVID-19 global pandemic, the company paused its guest cruise operations in mid-March. In response to this unprecedented situation, the company acted to ensure the health and safety of guests and shipboard team members, optimize the pause in guest operations and maximize its liquidity position.

Ensuring the Health and Safety of Guests and Team Members

During this period the company has taken and will continue to take the following actions:
•Returned over 260,000 guests to their homes, coordinating with a large number of countries around the globe. The company chartered aircraft, utilized commercial flights and even used its ships to sail home guests who could not fly
•Working around the clock with various local governmental authorities to repatriate shipboard team members as quickly as possible. 49 cruise ships have traveled more than 400,000 nautical miles and the company has chartered hundreds of planes to repatriate approximately 60,000 of its shipboard team members to more than 130 countries around the globe. The company expects substantially all of the approximately 21,000 remaining shipboard team members to be able to return home by the end of June. The safe manning team members will remain on the company's ships
•For those shipboard team members experiencing extended stays onboard, the company is focusing on their physical and mental health. The company is providing most shipboard team members with single occupancy cabin accommodations, many with a window or balcony. Shipboard team members have access to fresh air and other areas of the ship, movies and internet, and available counseling

Optimizing the Pause in Guest Operations

The company estimates that its ongoing ship operating and administrative expenses will be approximately $250 million per month once all ships are in paused status. The company continues to seek ways to further reduce this monthly requirement.

Reduced Operating Expenses

The company has taken significant actions to reduce operating expenses during the pause in guest operations:
•While maintaining safety, environmental protection and compliance, the company significantly reduced ship operating expenses, including crew payroll, food, fuel, insurance and port charges by transitioning ships into paused status, either at anchor or in port and staffed at a safe manning level
•Currently 62 of the company's ships are in their final expected pause location. The company expects substantially all of its ships to reach their full pause status during the third quarter
•Significantly reduced marketing and selling expenses

•Implemented a combination of layoffs, furloughs, reduced work weeks and salary and benefit reductions across the company, including senior management
•Instituted a hiring freeze across the organization, significantly reduced consultant and contractor roles

Reduced Capital Expenditures

The company has reduced capital expenditures and estimates $300 million of non-newbuild capital expenditures during the second half of 2020, which largely consists of previously committed expenditures.
The company previously had four ships scheduled to be delivered between May and October of 2020. The company believes COVID-19 has impacted shipyard operations and will result in delivery delays of the ships this year and is working with the shipyards on revised timing. The company has committed future financing, comprised of ship export credit facilities, associated with these newbuilds.

Maximizing Liquidity

The company has taken and continues to take actions to improve its liquidity including:
•Completed offerings of $6.6 billion through the issuance of first-priority senior secured notes, senior convertible notes and Carnival Corporation common stock
•Fully drew down its $3.0 billion multi-currency revolving credit facility
•Qualified for a government commercial paper program providing over $700 million of liquidity
•Early settled outstanding derivatives, receiving proceeds of $220 million
•Extended a $166 million euro-denominated bank loan, originally maturing in 2020, to March 2021
•Certain export credit agencies have offered 12-month debt amortization and a financial covenant holiday (“Debt Holiday”). The Debt Holiday amendments that have been finalized to date will defer $300 million of principal repayments otherwise due through May 2021 with repayments made over the following four years. The company has also obtained financial covenant waivers for these loans for an initial term through March 2021 and waivers of the interest coverage financial covenant for certain of its bank loans through November 2021. The company is working to arrange additional financial covenant waivers and additional debt holiday agreements deferring principal repayments of approximately $300 million through March 2021
•Suspended the payment of dividends on, and the repurchase of, Carnival Corporation common stock and Carnival plc ordinary shares
•The company is also working on potential sales of non-ship assets
As of May 31, 2020, the company has a total of $7.6 billion of available liquidity. In addition, the company has $8.8 billion of committed export credit facilities that are available to fund ship deliveries originally planned through 2023.

Cash Burn Rate

During the pause in guest operations, the monthly average cash burn rate for the second half of 2020 is estimated to be approximately $650 million. This rate includes ongoing ship operating and administrative expenses, committed capital expenditures (net of committed export credit facilities), interest expense and excludes changes in customer deposits and scheduled debt maturities. In addition to the refinancings discussed above and the in-process Debt Holiday arrangements, the company also expects to refinance approximately $2.4 billion of debt maturities coming due over the next twelve months, half of which matures in the second half of 2020.

Cautionary Note Concerning Factors That May Affect Future Results
Carnival Corporation and Carnival plc and their respective subsidiaries are referred to collectively in this document as “Carnival Corporation & plc,” “our,” “us” and “we.” Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.
Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•Net revenue yields	•Estimates of ship depreciable lives and residual values
•Booking levels	•Goodwill, ship and trademark fair values
•Pricing and occupancy	•Liquidity
•Interest, tax and fuel expenses	•Adjusted earnings per share
•Currency exchange rates	•Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations
•Net cruise costs, excluding fuel per available lower berth day
Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:
•COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, growth, reputation, litigation, cash flows, liquidity, and stock price
•As a result of the COVID-19 outbreak, we have paused our guest cruise operations, and if we are unable to re-commence normal operations in the near-term, and further extend covenant waivers for certain agreements for which waivers do not currently cover periods after March 2021 (if needed), we may be out of compliance with a maintenance covenant in certain of our debt facilities
•World events impacting the ability or desire of people to travel may lead to a decline in demand for cruises
•Incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters may impact the satisfaction of our guests and crew and lead to reputational damage
•Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax may lead to litigation, enforcement actions, fines, penalties, and reputational damage
•Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and lead to reputational damage
•Ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction
•Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs
•Fluctuations in foreign currency exchange rates may adversely impact our financial results

•Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options
•Geographic regions in which we try to expand our business may be slow to develop or ultimately not develop how we expect
•Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests
The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.
Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.
The financial information for the quarter ended May 31, 2020 is based on the company's internal management accounts and reporting as of and for the 2020 second quarter, as compared to the company's reviewed results for, or financial metrics derived from, the company's 2019 second quarter. The company has not yet completed its financial statement review procedures for the 2020 second quarter and the foregoing preliminary financial and other data for the 2020 second quarter has been prepared by, and is the responsibility of, management based on currently available information. The preliminary results of operations are subject to revision as it prepares its financial statements and disclosure for the 2020 second quarter, and such revisions may be significant. In connection with its quarterly closing and review process for the fiscal quarter with its independent auditors, the company may identify items that would require it to make adjustments to the preliminary results of operations set forth above. As a result, the final results and other disclosures for the 2020 second quarter may differ materially from this preliminary data. This preliminary financial data should not be viewed as a substitute for all financial statements prepared in accordance with U.S. GAAP.

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES

	Three Months Ended May 31,		Six Months Ended May 31,
(in millions, except per share data)	2020	2019	2020	2019
Net income (loss)
U.S. GAAP net income (loss)	$(4,374)	$451	$(5,155)	$787
(Gains) losses on ship sales and impairments	1,953	(16)	2,882	(14)
Restructuring expenses	39	—	39	—
Other	—	22	3	22
Adjusted net income (loss)	$(2,382)	$457	$(2,231)	$795
Weighted-average shares outstanding	721	693	702	694

Earnings per share
U.S. GAAP diluted earnings per share	$(6.07)	$0.65	$(7.34)	$1.13
(Gains) losses on ship sales and impairments	2.71	(0.02)	4.10	(0.02)
Restructuring expenses	0.05	—	0.06	—
Other	—	0.03	—	0.03
Adjusted earnings per share	$(3.30)	$0.66	$(3.18)	$1.15

Explanations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

We use adjusted net income and adjusted earnings per share as non-GAAP financial measures of our cruise segments’ and the company’s financial performance. These non-GAAP financial measures are provided along with U.S. GAAP net income (loss) and U.S. GAAP diluted earnings per share.

We believe that gains and losses on ship sales, impairment charges, restructuring costs and other gains and expenses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss) and earnings per share and, accordingly, we present adjusted net income and adjusted earnings per share excluding these items.

The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as substitute for, or superior to the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date:	June 18, 2020	Date:	June 18, 2020